Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Hologic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2902449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

6.25% Senior Notes due 2020

Guarantees of 6.25% Senior Notes due 2020

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Cruiser, Inc.(1)	Delaware	3844	04-3602309
Cytyc Corporation(1)	Delaware	3844	26-1261379
Cytyc Interim, Inc.(1)	Delaware	3844	04-3569083
Cytyc International, Inc.(1)	Delaware	3844	04-3559485
Cytyc Prenatal Products Corp.(1)	Delaware	3844	77-0054952
Cytyc Surgical Products III, LLC(1)	Delaware	3844	77-0463392
Direct Radiography Corp.(1)	Delaware	3844	51-0372091
Gen-Probe Incorporated(1)	Delaware	3844	33-0044608
Gen-Probe Sales & Service, Inc.(1)	Delaware	3844	33-0767987
Gen-Probe International, Inc.(1)	Delaware	3844	90-0687100
Gen-Probe Holdings, Inc.(1)	Delaware	3844	20-4384230
Gen-Probe Transplant Diagnostics, Inc.(1)	Delaware	3844	06-1712805
Gen-Probe GTI Diagnostics Holding Company(1)	Delaware	3844	26-2814515
Gen-Probe GTI Diagnostics, Inc.(1)	Wisconsin	3844	39-1430953
Gen-Probe Prodesse, Inc.(1)	Wisconsin	3844	39-1775094
Interlace Medical, Inc.(1)	Delaware	3844	56-2524653
Sentinelle Medical USA Inc.(1)	Nevada	3844	26-1395463
SST Merger Corp.(1)	Delaware	3844	26-0579652
Suros Surgical Systems, Inc.(1)	Delaware	3844	35-2115487
Third Wave Agbio, Inc.(1)	Delaware	3844	39-1941663
Third Wave Technologies, Inc.(1)	Delaware	3844	39-1791034
BioLucent, LLC(1)	Delaware	3844	94-3368267
Cytyc Development Company LLC(1)	Delaware	3844	04-3557402
Cytyc Limited Liability Company(1)	Delaware	3844	83-0341254
Hologic Limited Partnership(1)	Massachusetts	3844	54-2074352
Cytyc Surgical Products, Limited Partnership(1)	Massachusetts	3844	77-0339123
Cytyc Surgical Products II, Limited Partnership(1)	Massachusetts	3844	41-1816094

*	The 6.25% Senior Notes due 2020 were issued by Hologic, Inc. The additional registrants are guarantors.
(1)	The address and telephone number of each of these additional registrant guarantors’ principal executive offices is the same as Hologic, Inc.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of January, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko Vice President

EXHIBIT 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Wells Fargo Bank, National Association,” Sioux Falls, South Dakota (Charter No. 1), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 27, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

EXHIBIT 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Wells Fargo Bank, National Association,” Sioux Falls, South Dakota (Charter No. 1), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 21, 2011, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

EXHIBIT 6

January 17, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,931
Interest-bearing balances		74,188
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		30
Securities purchased under agreements to resell		24,666
Loans and lease financing receivables:
Loans and leases held for sale		31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance		714,480
Trading Assets		40,930
Premises and fixed assets (including capitalized leases)		7,618
Other real estate owned		4,074
Investments in unconsolidated subsidiaries and associated companies		581
Direct and indirect investments in real estate ventures		86
Intangible assets
Goodwill		21,545
Other intangible assets		19,703
Other assets		57,739

Total assets		$1,218,796

LIABILITIES
Deposits:
In domestic offices		$876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,985
Securities sold under agreements to repurchase		11,823

Dollar Amounts In Millions
Trading liabilities	23,232
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	39,783
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	0

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                              Directors

David Hoyt

Carrie Tolstedt